----------------------
                             KEY EMPLOYEE AGREEMENT
                             ----------------------

         AGREEMENT made as of January 1, 1997 by and between Augment Systems, Inc., a Delaware corporation with a principal place of business at 2 Robbins Road, Westford, Massachusetts 01886 (along with its affiliates, if any, "the Company") and Lorrin G. Gale, an individual residing at 22 Circuit Drive, Stow, Massachusetts 01775 ("Employee").

         WHEREAS, the Company wishes to retain the services of Employee upon the terms set forth in this Agreement; and

         WHEREAS, Employee desires to serve in the employ of the Company upon the terms and conditions provided in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and Employee agree as follows:

SECTION 1.  EMPLOYMENT DUTIES.

         Employee shall serve as the Company's President and Chief Executive Officer and shall, subject to the direction of the Company's Board of Directors (the "Board of Directors"), be responsible for such matters as would normally attach to such positions and shall have such other duties and responsibilities consistent with the spirit and intent of this Agreement as the Board of Directors may from time to time direct. Employee will, if so elected, serve as a director of the Company and an officer or director of any subsidiary or affiliate of the Company.

SECTION 2.  TERM.

         Employee's term of employment under this Agreement shall be two (2) years from the date hereof unless sooner terminated as provided hereunder or extended by agreement of the Company and Employee.

SECTION 3.  PERFORMANCE.

         During the entire term of this Agreement, Employee shall devote his best efforts and substantially all of his business time and attention (except for vacation periods and reasonable periods of illness or other incapacity) to the business of the Company and will faithfully and diligently carry out such duties and have such responsibilities as are customary among persons employed in substantially similar capacities for similar companies. At the end of the term, the parties may, by mutual agreement, extend the period of full employment beyond the term herein specified.





SECTION 4.  COMPENSATION AND BENEFITS.

         During the term of employment, and thereafter as provided in Section 5 below, the Company shall pay or cause to be paid to Employee and will provide or cause to be provided to Employee the following:

         (a) SALARY. A base salary at the rate of not less than $125,000.00 per annum as increased from time to time by the Board of Directors. Salary payments shall be made to Employee in equal installments in accordance with the Company's customary payroll practices. The term "salary" shall not include any payment or other benefit which is denominated as or is in the nature of a bonus, incentive payment, profit-sharing payment, performance share award, stock option, stock appreciation right, retirement or pension accrual, insurance benefit, other fringe benefit or expense allowance, whether or not taxable to Employee as income.

         (b) FRINGE BENEFITS. Any benefits to which Employee becomes entitled under any employee benefit plans, welfare benefit plans, retirement plans and other fringe benefits plans from time to time in effect for employees of the Company generally; provided, however, that Employee's right of participation in any such plans and the degree or amount thereof shall be subject to the terms of the applicable plan documents, generally applicable Company policies and action by the Board of Directors or any administrative or other committee provided in or contemplated by such plan, it being mutually agreed that this Agreement is not intended to impair the right of any committee or other group or person concerned with the administration of such plan to exercise in good faith the full discretion reposed in them by such plan.

         (c) BUSINESS EXPENSES. Reimbursement by the Company, subject to such requirements with respect to substantiation and documentation as may be reasonably specified by the Company, for all reasonable and necessary travel and other business expenses incurred by Employee in the performance of his duties.

         (d) VACATION. Paid vacation of four (4) weeks per year or such greater amount as may be specifically approved by the Board of Directors. Employee shall not be entitled to payments in lieu of vacation time, but may accrue up to ten
(10) days of vacation time to be carried over from year to year.

         (e) BONUS; EQUITY INCENTIVES; STOCK OPTIONS. Employee shall be eligible to participate in any cash bonus plans, equity compensation plans or option plans of the Company, subject to the discretion of the Board of Directors.

         Employee will be granted immediately incentive stock options under the Company's 1995 Stock Option Plan to purchase a total of 100,000 shares of the Company's Common Stock at an exercise price of $3.00 per share subject to the


                                       2


following vesting schedule and such other terms as the Compensation Committee may decide:

         options to purchase 20,000 shares shall be exercisable immediately; options to purchase 40,000 shares shall become exercisable on the first anniversary of this  Agreement; and
         options to purchase 40,000 shares shall become exercisable on the second anniversary of this Agreement.

SECTION 5.  TERMINATION.

         Notwithstanding the provisions of Section 2 of this Agreement but subject to the provisions of Section 6 hereof, Employee's employment hereunder shall terminate under the following circumstances:

         (a) DEATH. In the event of Employee's death, this Agreement shall terminate as of the last day of the month during which his death occurs.

         (b) DISABILITY. If Employee, due to physical or mental illness, becomes so disabled as to be unable to perform substantially all of his duties for a continuous period of six months, the Company may by notice terminate this Agreement effective as of the last day of the calendar month during which such notice is given. Nothing in this Agreement shall impair the power of the Board of Directors to designate temporarily another person to perform Employee's duties during any such period of disability, and thereafter on a permanent basis, but such action shall not otherwise impair Employee's rights under this Agreement. If any question arises as to whether Employee has become so disabled as to be unable to perform his duties due to physical or mental illness, Employee shall submit to an examination by a physician selected by the Company to whom Employee has no reasonable objection, and following such examination, the physician shall submit to the Company and Employee a report in reasonable detail setting forth his or her opinion as to whether Employee was so disabled. Such report shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and Employee shall fail to submit to such physical examination, a determination by the Board of Directors as to Employee's disability for purposes of this Agreement shall be conclusive.

         (c) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may at any time by action of a majority of the entire membership of its Board of Directors terminate Employee's employment without Cause (as defined below) by giving Employee notice of the effective date of termination (which effective date may be the date of such notice) (the "Date of Termination"). A voluntary termination by Employee within sixty (60) days after the Company has reduced his status, materially reduced his responsibilities or reduced his salary in a manner not applied to all executive officers of the Company will be deemed to be termination by the Company without Cause. In the

                                       3


event of such termination, the Company shall have the obligation to pay Employee the following:

                  (1) Through the Date of Termination, the Company shall pay Employee his full base salary at his then current annual rate of pay, and continue the benefits in effect at the time notice of termination is given.

                  (2) In lieu of any further salary payments to Employee for periods subsequent to the Date of Termination, the Company shall pay as severance to Employee a lump sum payment (the "Severance Payment") equal to 1.0 times the annual compensation (as described in the next succeeding sentence) which was payable to Employee by the Company (or any corporation affiliated with the Company ("Affiliate") as that term is defined in Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code")) for the twelve (12) calendar months preceding the Date of Termination. Compensation payable to Employee by the Company (or an Affiliate) shall mean his base salary and bonus includible in his gross income in respect to his employment by the Company (or an Affiliate).

                  (3) The Severance Payment shall be in lieu of any other severance payment offered by the Company and applicable to Employee.

                  (4) In the event of a Change in Control, the payments provided for in subsection (2), above, shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amount of such payments, and the limitation on such payments set forth in subsection (3), above, cannot be finally determined on or before such day, the Company shall pay Employee on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the applicable federal rate as defined in Section 1274 of the Code or such other minimum rate which will not cause imputation of income for its purpose, hereafter referred to as the "Applicable Rate") as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Employee, payable on the fifth day after demand by the Company (together with interest at the Applicable Rate).

                  (5) If Employee's employment shall be terminated by the Company other than for Cause, then for a twenty-four (24) month period after the Date of Termination the Company shall, at Employee's request made within sixty (60) days after the Date of Termination, arrange to provide Employee with health and life benefits substantially similar to those which Employee was receiving immediately prior to the Notice of Termination unless and until Employee receives such benefits from a subsequent employer. The cost of the benefits


                                       4

         provided for in the preceding sentence shall be borne by the Company for the first twelve (12) months after the Date of Termination. The determination of whether any of such benefits would result in a reduction of the Severance Payment and, if so, by how much shall be made, at the Company's expense, by Tax Counsel and transmitted to Employee within ten (10) days after the Date of Termination.

                  (6) If Employee's employment shall be terminated by the Company other than for Cause, all options granted in Section 4(e) hereof shall accelerate to be immediately exercisable.

         (d) TERMINATION BY THE COMPANY FOR CAUSE. A majority of the entire membership of the Board of Directors shall have the right to terminate Employee's employment at any time for any of the following reasons (each of which is referred to herein as "Cause") by giving Employee written notice which specifically identifies in reasonable detail the Cause and affords reasonable opportunity for a hearing before the Board of Directors with the right to be accompanied by counsel, and Employee shall have fifteen (15) days from the receipt of such notice (or, if later, the date of such hearing) to cure such Cause, to the extent such Cause is curable. If the Cause is not cured within said fifteen (15) days or the Cause is not curable, the Company may give Employee written notice of the effective date of termination (which effective date may be the date of such notice):

                  (1) the willful breach of any provision of Sections 1 or 6 hereof;

                  (2) any act of intentional fraud or dishonesty which results in a loss damage or injury to the Company or which adversely affects the business of the Company;

                  (3)      continued use of illegal drugs or abuse of alcohol;

                  (4) as a result of Employee's gross negligence or willful misconduct, Employee shall violate, or cause the Company to violate, any applicable federal or state securities or banking law or regulation and as a result of such violation, shall become, or shall cause the Company or any affiliate to become, the subject of any legal action or administrative proceeding seeking an injunction from further violations or a suspension of any right or privilege;

                  (5) as a result of Employee's gross negligence or willful misconduct, Employee shall commit any act that causes, or shall knowingly fail to take reasonable and appropriate action to prevent, any material injury to the financial condition or business reputation of the Company or any affiliate; or

                  (6) conviction of a felony or entry of a plea of guilty or nolo contendere.


                                       5



         If a majority of the Board of Directors terminates Employee's employment for any of the reasons set forth above in this Section 5(d), the Company shall have no further obligations hereunder accruing from and after the effective date of termination and shall have all other rights and remedies available under this or any other agreement and at law or in equity.

         (e) VOLUNTARY TERMINATION BY EMPLOYEE. In the event that Employee's employment with the Company is terminated by Employee (except as set forth in Section 5(c)), the Company shall have no further obligations hereunder accruing from and after the date of such termination.

SECTION 6.  NONCOMPETITION, NONDISCLOSURE AND INVENTIONS.

         (a) NON-COMPETITION. For a period of three years from the date of this Agreement, Employee agrees that he will not, directly or indirectly, alone or as a partner, officer, director or employee of any company or business organization, or the holder of more than 5% of the outstanding voting securities of, or ownership interests in, any company or business organization, engage in any business activity, in any geographic areas in which the Company is then conducting business which is directly competitive with the business of the Company provided, however, that if Employee is terminated without Cause, the non-competition period shall be effective for only the 12 months following the date of termination.

         (b) CONFIDENTIALITY; RETURN OF CONFIDENTIAL MATERIALS. Employee understands that his relationship with the Company and its officers and employees is one of trust and confidence and that during the period of employment he may acquire or may have already acquired, knowledge of, or access to, information which relates to the business, operations or plans of the Company which is not known to the general public (hereinafter "Confidential Information"). Confidential Information may include, but is not limited to, information about products, technologies, methods, designs and other intellectual property, source code, trade secrets, know-how, manufacturing processes, marketing plans, customers budget costs, prices, vendor lists and the Company's financial affairs. Employee will not at any time, whether during or after the termination of employment, reveal to any person, association or company any Confidential Information of the Company so far as it has come or may come to his knowledge, except as may be required in the ordinary course of performing his duties as a employee of the Company or except as may be in the public domain through no fault of his, and Employee will keep secret all matters entrusted to him and shall not use or attempt to use any such Confidential Information in any manner which may injure or cause loss or may be reasonably expected to injure or cause loss, whether directly or indirectly, to the Company.

         Further, Employee agrees that during his engagement, he shall not make, use or permit to be used any notes, memoranda, records, files, computer programs, data or any other materials of any nature relating to any matter within the scope of the business of the


                                       6


Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. In addition, Employee agrees that he shall not, after the termination of employment, use or permit to be used, any such notes, memoranda, records, files, computer programs, data or other materials, it being agreed that any of the foregoing shall be, and remain, the sole and exclusive property of the Company and that immediately upon the termination of employment, Employee shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

         (c) ASSIGNMENT OF INVENTIONS. Employee hereby acknowledges and agrees that the Company is the owner of all Inventions, as defined below. In order to protect the Company's rights to such Inventions, by executing this Agreement, Employee hereby irrevocably assigns to the Company all my right, title and interest in and to all Inventions to the Company.

         For purposes of this Agreement, "Inventions" shall mean all discoveries, processes, designs, methods, techniques, technologies, devices, or improvements in any of the foregoing, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by Employee (whether solely or jointly with others) during the period of employment by the Company which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company, or result from or are suggested by any task assigned to Employee or any work performed by him for or on behalf of the Company.

         Any discovery, process, design, method, technique, technology, device, or improvements in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by Employee (whether solely or jointly with others) which he develops entirely on his own time not using any of the Company's equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement provided such Personal Invention (i) does not relate to the actual or demonstrably anticipated business, research and development of the Company, and (ii) does not result, directly or indirectly, from any work performed by Employee for or on behalf of the Company.

         (d) DISCLOSURE OF INVENTIONS. Employee agrees that in connection with any Invention, he will promptly disclose such Invention to the Board of Directors of the Company in order to permit the Company to enforce its property rights to such Invention in accordance with this Agreement.

         (e) PATENTS AND COPYRIGHTS; EXECUTION OF DOCUMENTS. Upon request, Employee agrees to assist the Company or its nominee (at its expense) during and at any time subsequent to employment in every reasonable way to obtain for its own benefit patents and copyrights for Inventions in any and all countries. Such patent and copyrights shall be and remain the sole and exclusive property of the Company or its nominee. Employee agrees to perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title and interest in and to such patents and copyrights.


                                       7



         In connection with this Agreement, Employee agrees to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all documents, including assignments of title, patent or copyright applications, assignments of such applications, assignments of patents or copyrights upon issuance, as the Company may determine necessary or desirable to protect the Company's or its nominee's interest in Inventions, and/or to use in obtaining patents or copyrights in any and all countries and to vest title thereto in the Company or its nominee to any of the foregoing.

         (f) MAINTENANCE OF RECORDS. It is understood that all Personal Inventions, if any, whether patented or unpatented, which Employee made prior to employment by the Company, are excluded from this Agreement. To preclude any possible uncertainty, Employee has set forth in Schedule 1 attached hereto a complete list of all of prior Personal Inventions, including numbers of all patents and patent applications and a brief description of all unpatented Personal Inventions which are not the property of a previous employer. Employee represents and covenants that the list is complete and that, if no items are on the list, Employee have no such prior Personal Inventions.

         Employee agrees to notify the Company in writing before making any disclosure or performing any work on behalf of the Company which appears to threaten or conflict with proprietary rights he claims in any Personal
Invention. In the event of Employee's failure to give such notice, Employee agrees that he will make no claim against the Company with respect to any such Personal Invention.

         (g) TRADE SECRETS OF OTHERS. Employee represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep confidential proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment by the Company, and Employee will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. Employee agrees not to enter into any agreement either written or oral in conflict herewith.

         (h) SOLICITATION. Employee will not at any time during the period commencing upon the termination of his employment with the Company and ending three years from the date of this Agreement, solicit or encourage any employee of the Company to terminate his or her employment in order to work for a business which competes or intends to compete with the Company and Employee will use his best efforts to ensure that his then employer does not do so provided, however, that if Employee is terminated without Cause, this non-solicitation provision shall be effective for the 12 months following the date of termination.

         (i) CONFLICTS. Employee further represents that his performance of all of the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to maintain in confidence proprietary information acquired by him in confidence or in trust prior to my employment by the Company. Employee has not


                                       8

entered into, and he agrees that he will not enter into, any agreement, either written or oral, in conflict herewith.

         (j) BREACH. Employee agrees that any breach of this Agreement by him could cause irreparable damage and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of his obligations hereunder.

SECTION 7.  CONFLICTING AGREEMENTS.

         Employee represents and warrants that he is free to enter into this Agreement, and that he has not made and will not make any agreements in conflict with this Agreement.

SECTION 8.  ASSIGNMENT.

         (a) NONASSIGNABILITY.  Neither this Agreement nor any right or interest
hereunder   may  be   assigned  by   Employee,   his   beneficiaries   or  legal
representatives, without the Company's prior written consent.

         (b) BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to or assignee of the Company, and any such successor or assignee shall be deemed to be substituted for the Company under the provisions of this Agreement.

SECTION 9.  SEVERABILITY.

         If any provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement, or the application of such provision in circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law. If any provision contained in this Agreement shall be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

SECTION 10.  NOTICE.

         All notices, requests, demands and communications with are or may be given under this Agreement shall be deemed given if and when delivered in hand or mailed by registered or certified mail to the Company or Employee at their respective addresses as first referenced above, with a copy to Michael A. Hickey, Esquire, Warner & Stackpole LLP, 75 State Street, Boston, Massachusetts 02109, or to such other address as may be designated by each party as his or its new address in writing to the other party hereto.


                                       9


SECTION 11.  WAIVERS.

         The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

SECTION 12.  ENTIRE AGREEMENT.

         This Agreement constitutes the entire understanding of Employee and the Company with respect to Employee's employment. As of the commencement of its term, this Agreement supersedes any prior agreement or arrangement relative to Employee's employment with the Company. No modifications or waiver of any provisions of this Agreement shall be made unless made in writing and signed by Employee and such other person on behalf of the Company as the Board of Directors may designate for such purpose.

SECTION 13.  GOVERNING LAW.

         The interpretation, construction and application of this Agreement shall be governed and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

SECTION 14.  SURVIVAL.

         Employee's obligations under Section 6 hereof shall survive the termination of employment regardless of the manner of such termination and shall be binding upon Employee's heirs, executors and administrators.

SECTION 15.  REMEDIES.

         Each of the parties to this Agreement will be entitled to enforce his or its rights under this Agreement specifically, to recover damages (including, without limitation, reasonable fees and expenses of counsel) by reason of any breach of any provision of this Agreement and to exercise all other rights existing in his or its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of this Agreement and that any party may in his or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                                       10


SECTION 16.  CAPTIONS.

         The captions set forth in this Agreement are for convenience only, and shall not be considered as part of this Agreement or as in any way limiting or amplifying the terms and provisions hereof.

SECTION 17.  COUNTERPARTS.

         This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

         IN WITNESS WHEREOF, the parties have signed, sealed and delivered this Agreement as of the date first above written.

                                       AUGMENT SYSTEMS, INC.

                                       By:        /s/ Duane A. Mayo
                                          -----------------------------------
                                          Name: Duane A. Mayo
                                          Title: Treasurer


                                                  /s/ Lorrin G. Gale
                                       --------------------------------------
                                       LORRIN G. GALE


                                       11



                                   SCHEDULE 1

                      PERSONAL INVENTIONS OF LORRIN G. GALE



                                      None.






                                      A-1